NOTICE TO SECTION 16 INSIDERS FROM SI FINANCIAL GROUP, INC.

      This notice is to inform you that pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you will be unable to trade in SI Financial Group, Inc. common stock or derivatives during the blackout period when participants in the Savings Institute Bank and Trust Company Profit Sharing and Savings Plan (the "401(k) Plan") are blacked out from directing or diversifying assets in their accounts under the Plan. This trading restriction does not include gifts.

      The blackout period for the Plan is expected to begin on January 18, 2005 and is expected to end on January 31, 2005.

      The reason for the Plan's blackout is to make changes to the funds that are being offered in the Plan. The Plan transactions affected include directing or diversifying investments in individual accounts and obtaining a loan or distribution from the Plan.

      If you have any questions concerning this notice, please contact:

                                Laurie L. Gervais
                                803 Main Street
                                Willimantic, CT  06226
                                (860) 456-6569